                                                                      EXHIBIT 21
                                                                      ----------


             SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION
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
                                                            STATE OF
NAME OF CORPORATION                                         INCORPORATION
-------------------                                         -------------
Overnite Transportation Company...........................     Virginia
Southern Pacific Rail Corporation.........................     Utah
Union Pacific Railroad Company............................     Delaware